UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 25, 2014 (April 21, 2014)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada   89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 21, 2014, Robert Morrison resigned as a member of our board of directors.  Mr. Morrison did not have any disagreements with us on any matter relating to our operations, policies or practices.

On April 21, 2014, we appointed Peter N. Calder, Ph.D., P.Eng., to our board of directors. Dr. Calder is a professional engineer and president of Peter N. Calder and Associates Limited where he consults with mining companies worldwide.   Dr. Calder was selected for his appointment to the board of directors because of his expertise in the area of mining.

Dr. Calder is Emeritus Professor, Department of Mining Engineering at Queen's University Kingston, Ontario, where he joined the faculty in 1970 and was head of that department from 1980 to 1990. He has taught courses on open pit and underground mine design, served as an expert witness in mining-related legal cases and authored numerous technical papers and reports. Upon retiring as a regular faculty member in 1997, he was honored by being designated as an Emeritus Professor.

At the Pontifica Universidad Catolica de Chile from 1997 to 2001, he was the Canadian Mining Chair and Full Professor within the Faculty of Engineering’s Mining Department. Dr. Calder has held directorships in leading Canadian organizations including the Mining Industry Research Organization of Canada (Managing Director), the Mining Research Directorate, and as Chairman of the National Advisory Council on Mining and Metallurgical Research. He was a CIM Council member and served as a Queen’s University Senator. He has received gold medals by the Engineering Institute of Canada and the Canadian Institute of Mining and Metallurgy.

Dr. Calder served 5 years in the Canadian Army prior to entering St. Francis Xavier University in 1958. In 1963 he graduated from NSTC (now Dalhousie University) with a degree in Mining Engineering, and joined the Iron Ore Company of Canada in Labrador City, becoming Mine Superintendent two years later. He attended McGill University after being awarded a Canadian Mineral Industry Foundation Scholarship and received a Post Graduate Diploma prior to attending Queen’s University where he received M.Sc. and Ph.D. degrees in Mining Engineering.

ITEM 7.01           REGULATION FD DISCLOSURE.

We announced today that we have appointed Peter N. Calder, Ph.D., P.Eng., to our Board of Directors.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press Release – April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th day of April 2014.

SILVER STREAM MINING CORP.

BY:	DONALD BOSSERT
Donald Bossert, Chief Financial Officer